                                                                    EXHIBIT 99.1

                                 [HEXCEL LOGO]


                                      NEWS
                                      RELEASE

  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666


                                CONTACT:         INVESTORS:
                                                 STEPHEN C. FORSYTH
                                                 (203) 969-0666 EXT. 425
                                                 stephen.forsyth@hexcel.com
                                                 --------------------------

                                                 MEDIA:
                                                 MICHAEL BACAL
                                                 (203) 969-0666 EXT. 426
                                                 michael.bacal@hexcel.com
                                                 ------------------------


                   HEXCEL REPORTS 2001 SECOND QUARTER RESULTS

                  ADJUSTED EBITDA FOR THE QUARTER $33.4 MILLION

         CONTINUED GROWTH IN COMMERCIAL AEROSPACE AND INDUSTRIAL MARKETS

         INDUSTRY WIDE DOWNTURN CONTINUES TO IMPACT ELECTRONICS REVENUES

           NET LOSS FOR THE QUARTER AS A RESULT OF NON-RECURRING ITEMS


--------------------------------------------------------------------------------
                                                       QUARTER ENDED JUNE 30,
                                                     ---------------------------

(IN MILLIONS, EXCEPT PER SHARE DATA)                      2001        2000
--------------------------------------------------------------------------------
Sales                                                   $253.5      $271.6
Gross margin %                                           20.4%       22.3%
Adjusted operating income (a)                            $17.9       $24.1
Adjusted operating income % (a)                           7.1%        8.9%
Adjusted EBITDA (b)                                      $33.4       $38.8
Provision for income taxes (c)                            $3.8       $26.5
Equity in earnings of affiliated companies                $0.2        $1.7
Income (loss) before extraordinary item                  $(9.5)      $50.4
Extraordinary loss on early retirement of debt            $3.1          --
Net income (loss)                                       $(12.6)      $50.4
Diluted earnings per share                              $(0.34)      $1.14
------------------------------------------------------------------------------

(a) Excludes business consolidation expenses, compensation expenses associated with the former CEO's retirement, and the gain from the April 2000 sale of the Bellingham aircraft interiors business.

(b) Excludes business consolidation expenses, compensation expenses associated with the former CEO's retirement, the gain from the April 2000 sale of the Bellingham aircraft interiors business, interest, taxes, depreciation, amortization, and equity in earnings of affiliated companies.

(c) 2001 reflects the impact of a reduced tax benefit from U.S. operating losses. 2000 includes approximately $24.0 million of provision for income taxes on the April 2000 gain from the sale of the Bellingham aircraft interiors business.

STAMFORD, CT, July 20, 2001 - Hexcel Corporation (NYSE/PCX: HXL) today reported results for the second quarter of 2001. Net loss for the 2001 second quarter was $12.6 million, or $0.34 per diluted share. The net loss for the second quarter 2001, before the extraordinary loss of $3.1 million arising from the early retirement of debt, was $9.5 million, or $0.26 per diluted share, compared to net income of $50.4 million, or $1.14 per diluted share, for the second quarter of 2000. The quarter's results include a number of one-time charges detailed below. Excluding these items and business consolidation expenses, the Company's pretax income was $1.6 million. The second quarter 2000 results included a net after-tax gain from the sale of the Bellingham aircraft interiors business of approximately $44.0 million, or $0.97 per diluted share.

Adjusted EBITDA for the second quarter of 2001 was $33.4 million versus $38.8 million for the second quarter of 2000 and $39.3 million for the second quarter of 2000 on a pro forma basis. Adjusted EBITDA for 2001 year to date was $72.3 million versus $75.9 million for 2000 year to date on a pro forma basis. Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred on January 1, 2000.

REVENUE TRENDS

Year on year revenue grew by $14.6 million, on an aggregate basis, in Hexcel's aerospace and industrial segments. However, this growth could not offset the $30.3 million decline in revenues from the Company's electronics segment for the same period. As a result, consolidated revenue for the second quarter of 2001 of $253.5 million was 6% lower than 2000 second quarter pro forma revenue of $269.2 million. Had the same U.S. dollar, British pound and Euro exchange rates applied in the second quarter of 2001 as in the second quarter of 2000, revenue for the 2001 quarter would have been $259.3 million or 4% lower than the pro forma revenue for the second quarter of 2000.

o COMMERCIAL AEROSPACE. Sales of composite materials and engineered products to Airbus, Boeing and regional aircraft producers remained robust during the quarter. Revenue for the 2001 second quarter was $141.0 million, 10.5% higher than 2000 second quarter pro forma revenue of $127.6 million. The increase in 2001 second quarter revenue as compared to the same period a year ago resulted primarily from higher aircraft build rates.

o SPACE & DEFENSE. Revenue for the 2001 second quarter of $32.1 million was $2.0 million or 6% lower than revenue for the second quarter of 2000. While revenues may vary quarter to quarter, sales associated with military aircraft and helicopters continue to trend upwards as the new generation of military aircraft in the United States and Europe ramp up in production.

o ELECTRONICS. Sales for the 2001 second quarter were $16.5 million, down 65% from the second quarter of 2000. The 2001 second quarter reflected the full impact of the severe industry downturn and inventory correction working through the global electronics market. The sharp reduction in demand for woven electronic glass fabrics seen towards the end of the first quarter in the United States continued throughout the second quarter. Hexcel's wholly-owned electronics operations in Europe as well as its Asian joint venture also experienced lower demand in the second quarter. In response to these market conditions, Hexcel has idled manufacturing capacity, cut non-essential expenditures, laid off some production employees while furloughing others.

o INDUSTRIAL MARKETS. Sales were $63.9 million in the 2001 second quarter compared to $60.7 million in the second quarter 2000 and $62.1 million in the first quarter 2001. The 5% and 3% increase in revenue year over year and quarter over quarter, respectively, were evident in both the Company's reinforcement products and composite materials segments and reflect the continued strength in the soft body armor market and steady volume increases in wind energy and automotive components. The weak Euro reduced the growth in dollar terms of the European revenues for applications such as wind energy.


CHIEF FINANCIAL OFFICER COMMENTS

Commenting on Hexcel's second quarter results, Mr. Stephen Forsyth, Executive Vice President and Chief Financial Officer, said, "2001 continues to be a year of strong contrasts in performance. The Company's revenues from commercial aerospace, space & defense and industrial markets are growing year over year. The benefit of this growth is evident in the increased profitability and operating margins of our composite materials business. The performance of our engineered products business is improving each quarter in line with our expectations. In sharp contrast, like most suppliers to the electronics industry, we are being adversely impacted by an unprecedented downturn and inventory adjustment working its way through the electronics industry."

Mr. Forsyth continued, "In April, Europe and Asia experienced steep reductions in electronics demand similar to those we started to experience in March in the United States. Customer requirements have generally remained at these much-reduced levels throughout the second quarter. Like all electronics suppliers, we continue to look for signs of improving demand and the end of the inventory correction. However, there remains limited visibility down the electronics supply chain. We are continuing to focus on additional operating cost reductions to partially offset the impact of reduced electronics demand, without jeopardizing the current and future growth in the other markets we serve."

Mr. Forsyth noted, "The third quarter is generally Hexcel's weakest quarter due to the impact of summer vacations in Europe, where Hexcel derives over 40% of its revenues. Nevertheless, we expect Hexcel's aerospace and industrial businesses to continue to reflect improved year on year performance in the quarter."

Mr. Forsyth concluded, "The increase of about $31.5 million in net debt during the quarter resulted from factors including the downturn in the electronics market and the cash costs of about $6.5 million associated with issuing additional senior subordinated notes and the subsequent retirement of other debt. We remain focused on increasing cash flow and driving debt back down over the balance of the year."

SECOND QUARTER NET LOSS

The second quarter 2001 results contained a number of non-recurring expenses that contributed to the loss for the quarter:

o In April 2001, the Company's Chief Executive Officer, Mr. John J. Lee retired due to disability. As a result, in the second quarter 2001, the Company recorded a non-recurring compensation expense of $4.7 million.

o The second quarter 2001 extraordinary expense of $3.1 million represents a non-recurring charge resulting from the early retirement of the Company's Increasing Rate Senior Subordinated Notes Due 2003 and a portion of the Company's 7% Convertible Subordinated Notes Due 2003. No tax benefit was recognized on this extraordinary expense.

o In May, the Company obtained an amendment to certain of its financial covenants under its Senior Credit Facility. As a result of fees and expenses associated with the amendment, interest expense for the second quarter 2001 was increased by about $1 million.

o    The Company has reduced the tax benefit for U.S. operating losses.


With the adjustments in the Company's tax accounting, it is not possible to objectively quantify the per share impacts of these expenses. However, if these items and the business consolidation expenses were excluded from the quarter's results, the Company's pre-tax income would have been about $1.6 million.

TAXES

Since 1999, Hexcel has generated taxable profits in Europe offset by net operating losses in the United States. During the same period, Hexcel's U.S. operations have generated losses, in part, because most of Hexcel's interest expense and goodwill amortization are serviced in the United States. The Company has recorded the benefit of these net operating losses by increasing the deferred tax asset carried on its balance sheet. As of March 31, 2001, the deferred tax asset balance was $42.9 million. The sharp decline in electronics revenues and the recognition of the non-recurring charges outlined above have significantly increased U.S. net operating losses in 2001. Rather than continue to build deferred tax assets, the Company has determined to establish a valuation allowance against the benefits of net operating losses it now incurs until such time as the U.S. operations have returned to consistent profitability. As a result, the Company's tax provision of $3.8 million for the second quarter 2001 includes a European tax provision and a tax benefit on a portion of its U.S. net operating loss. Further, the Company did not recognize any tax benefit on the $3.1 million extraordinary loss recorded in the second quarter of 2001. Going forward, the Company will continue to reflect a tax provision on its European earnings. As a result, the Company's effective tax rate may change from quarter to quarter based on relative U.S. and European profitability. These adjustments in tax accounting do not change the Company's cash flows.

EQUITY IN EARNINGS

The equity in earnings of affiliated companies was $0.2 million for the second quarter 2001, reflecting the initial impact of the electronics market decline on the Company's Asian reinforcement products joint venture and anticipated start-up losses associated with the engineered products ventures in China and Malaysia. The earnings contribution from the Asian reinforcement products joint venture is anticipated to show a further decline in the third quarter, that when combined with the start-up losses of the two engineered products joint ventures, will result in the Company reporting a loss for its joint venture interests in the third quarter. These changes in performance do not affect the Company's cash flows.


9.75% SENIOR SUBORDINATED NOTES DUE 2009

On June 29, 2001, the Company issued $100.0 million of 9.75% Senior Subordinated Notes Due 2009 at a price of 98.5%. Net proceeds from the offering were used to redeem $67.5 million aggregate principal amount of the Company's outstanding 7% Convertible Subordinated Notes Due 2003 and to pay the entire principal amount of $25.0 million of the Increasing Rate Senior Subordinated Notes Due 2003. The refinancing significantly reduced the Company's 2003 debt maturities. The net impact of the offering is estimated to increase quarterly interest expense by approximately $0.6 million before tax. The cash costs associated with these financing actions amounted to $6.5 million.


YEAR-TO-DATE RESULTS

------------------------------------------------------------------------------------------------------------
                                                     SIX MONTHS ENDED JUNE 30,
                                                   -----------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                     2001         2000
--------------------------------------------------------------------------------
PRO FORMA (a):

   Sales                                               $529.7       $532.4
   Adjusted EBITDA (b)                                  $72.3        $75.9

--------------------------------------------------------------------------------
AS REPORTED:

   Sales                                               $529.7       $551.4
   Gross margin %                                       21.1%        22.2%
   Adjusted operating income (c)                        $41.6        $47.1
   Adjusted operating income % (c)                       7.9%         8.5%


   Adjusted EBITDA (b)                                  $72.3        $76.8
   Provision for income taxes (d)                        $6.0        $27.7
   Equity in earnings of affiliated companies            $1.6         $2.2
   Extraordinary loss on early retirement of debt        $3.1           --
   Net income (loss)                                    $(7.1)       $53.1
   Diluted earnings (loss) per share                   $(0.19)       $1.24
--------------------------------------------------------------------------------

(a) Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred on January 1, 2000.
(b) Excludes business consolidation expenses, compensation expenses associated with the former CEO's retirement, the gain from the April 2000 sale of the Bellingham aircraft interiors business, interest, taxes, depreciation, amortization, and equity in earnings of affiliated companies.
(c) Excludes business consolidation expenses, compensation expenses associated with the former CEO's retirement, the gain from the sale of the Bellingham aircraft interiors business.
(d) 2001 reflects the impact of a reduced tax benefit from U.S. operating losses. 2000 includes approximately $24.0 million of provision for income taxes on the April 2000 gain from the sale of the Bellingham aircraft interiors business.

                                      *****


Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial applications.

                    DISCLAIMER ON FORWARD LOOKING STATEMENTS

--------------------------------------------------------------------------------
This press release contains statements that are forward looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial products), sales volumes, cost reductions together with their associated cost, and improvements, EBITDA, equity in earnings of joint ventures and debt reduction. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
--------------------------------------------------------------------------------

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------
                                                                       UNAUDITED
                                                  ---------------------------------------------------
                                                   QUARTER ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
(IN MILLIONS, EXCEPT PER SHARE DATA)                  2001       2000            2001       2000
-----------------------------------------------------------------------------------------------------
Net sales                                           $ 253.5     $ 271.6         $ 529.7    $ 551.4
Cost of sales                                         201.8       211.1           417.9      428.7
-----------------------------------------------------------------------------------------------------
  Gross margin                                         51.7        60.5           111.8      122.7

Selling, general and administrative expenses           33.7        31.2            65.4       64.1
Research and technology expenses                        4.8         5.2             9.5       11.5
Business consolidation expenses                         1.8          --             2.9        1.2
-----------------------------------------------------------------------------------------------------
  Operating income                                     11.4        24.1            34.0       45.9
Gain on sale of Bellingham business                      --        68.3              --       68.3
Interest expense                                       17.3        17.2            33.6       35.6
-----------------------------------------------------------------------------------------------------
  Income (loss) before income taxes                    (5.9)       75.2             0.4       78.6
Provision for income taxes                              3.8        26.5             6.0       27.7
-----------------------------------------------------------------------------------------------------
  Income (loss) before equity in earnings              (9.7)       48.7            (5.6)      50.9
Equity in earnings of affiliated companies              0.2         1.7             1.6        2.2
-----------------------------------------------------------------------------------------------------
  Income (loss) before extraordinary item              (9.5)       50.4            (4.0)      53.1
Extraordinary loss on early retirement of debt          3.1          --             3.1         --
-----------------------------------------------------------------------------------------------------
  Net income (loss)                                 $ (12.6)    $  50.4         $  (7.1)   $  53.1
=====================================================================================================
Net income (loss) per share:
  Basic:
    Income (loss) before extraordinary item         $ (0.26)    $  1.38         $ (0.11)   $  1.45
    Extraordinary loss on early retirement of debt     0.08          --            0.08         --
-----------------------------------------------------------------------------------------------------
  Net income (loss)                                 $ (0.34)    $  1.38         $ (0.19)   $  1.45
=====================================================================================================
  Diluted:
    Income (loss) before extraordinary item         $ (0.26)    $  1.14         $ (0.11)   $  1.24
    Extraordinary loss on early retirement of debt     0.08          --            0.08         --
-----------------------------------------------------------------------------------------------------
  Net income (loss)                                 $ (0.34)    $  1.14         $ (0.19)   $  1.24
=====================================================================================================
  Diluted income (loss) before extraordinary item,
    excluding goodwill amortization                 $ (0.20)    $  1.19         $  0.01    $  1.34

Weighted average shares:
  Basic                                                37.4        36.6            37.3       36.6
  Diluted                                              37.4        45.5            37.3       45.2
=====================================================================================================

The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the computations of net income per diluted share, as they were antidilutive.

HEXCEL CORPORATION AND SUBSIDIARIES
ACTUAL AND PRO FORMA NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
---------------------------------------- ------------------------------------------------------------------------
                                                                        UNAUDITED
                                         ------------------------------------------------------------------------
                                          COMMERCIAL       SPACE &
(IN MILLIONS)                             AEROSPACE       DEFENSE       ELECTRONICS     INDUSTRIAL     TOTAL
-----------------------------------------------------------------------------------------------------------------
SECOND QUARTER 2001 NET SALES
Reinforcement products                    $   16.2       $     3.1       $     16.5     $    28.4     $    64.2
Composite materials                           95.5            25.2                -          35.5         156.2
Engineered products                           29.3             3.8                -             -          33.1
-----------------------------------------------------------------------------------------------------------------
  Total                                   $  141.0       $    32.1       $     16.5     $    63.9     $   253.5
                                               56%             13%               6%           25%          100%
-----------------------------------------------------------------------------------------------------------------

FIRST QUARTER 2001 NET SALES
Reinforcement products                    $   18.1       $     5.5       $     34.7     $    28.1     $    86.4
Composite materials (1)                       99.3            26.9                -          34.0         160.2
Engineered products                           26.0             3.6                -             -          29.6
-----------------------------------------------------------------------------------------------------------------
  Total                                   $  143.4       $    36.0       $     34.7     $    62.1     $   276.2
                                               52%             13%              13%           22%          100%
-----------------------------------------------------------------------------------------------------------------

PRO FORMA SECOND QUARTER 2000 NET SALES
Reinforcement products                    $   17.1       $     3.5       $     46.8     $    27.2     $    94.6
Composite materials (1)                       85.0            28.5                -          33.5         147.0
Engineered products                           25.5             2.1                -             -          27.6
-----------------------------------------------------------------------------------------------------------------
  Total                                   $  127.6       $    34.1       $     46.8     $    60.7     $   269.2
                                               47%             13%              17%           23%          100%
=================================================================================================================

(1) 2000 has been restated for comparative purposes.

SEGMENT DATA
-----------------------------------------------------------------------------------------------------------------
                                                                      UNAUDITED
-----------------------------------------------------------------------------------------------------------------
                                       REINFORCEMENT        COMPOSITE     ENGINEERED    CORPORATE
(IN MILLIONS)                             PRODUCTS          MATERIALS      PRODUCTS    & OTHER (1)     TOTAL
-----------------------------------------------------------------------------------------------------------------
SECOND QUARTER 2001
-----------------------------------------------------------------------------------------------------------------
  Net sales to external customers        $    64.2         $  156.2     $    33.1     $       -      $ 253.5
  Intersegment sales                          28.3              2.0             -             -         30.3
-----------------------------------------------------------------------------------------------------------------
    Total sales                               92.5            158.2          33.1             -        283.8

  Adjusted EBIT (2)                            2.4             22.1           0.8          (7.4)        17.9
  Depreciation and amortization                9.1              5.1           0.8           0.5         15.5
  Business consolidation expenses              0.2              1.6             -             -          1.8
  Capital expenditures                         6.4              4.5             -           0.4         11.3
-----------------------------------------------------------------------------------------------------------------
FIRST QUARTER 2001
-----------------------------------------------------------------------------------------------------------------
  Net sales to external customers        $    86.4         $  160.2     $    29.6     $       -      $ 276.2
  Intersegment sales                          29.7              2.1             -             -         31.8
-----------------------------------------------------------------------------------------------------------------
    Total sales                              116.1            162.3          29.6             -        308.0

  Adjusted EBIT (2)                           11.4             20.7           0.6          (9.0)        23.7
  Depreciation and amortization                9.2              4.7           0.8           0.5         15.2
  Business consolidation expenses                -              1.1             -             -          1.1
  Capital expenditures                         6.2              3.9           0.2           0.3         10.6
-----------------------------------------------------------------------------------------------------------------
PRO FORMA SECOND QUARTER 2000
-----------------------------------------------------------------------------------------------------------------
  Net sales to external customers        $    94.6         $  147.0     $    27.6     $       -      $ 269.2
  Intersegment sales                          25.1              1.8             -             -         26.9
-----------------------------------------------------------------------------------------------------------------
    Total sales                              119.7            148.8          27.6             -        296.1

  Adjusted EBIT (2)                           12.7             19.0           2.1          (9.1)        24.7
  Depreciation and amortization                8.6              4.7           0.7           0.6         14.6
  Business consolidation expenses             (2.9)             2.0           0.9             -            -
  Capital expenditures                         3.3              4.6           0.1           0.5          8.5
==================================================================================================================

(1)  The Company does not allocate corporate expenses to its business segments.
(2) Consists of earnings before interest, taxes, business consolidation expenses, compensation expenses associated with the former CEO's retirement, the gain from the April 2000 sale of the Bellingham aircraft interiors business, and equity in earnings of affiliated companies.

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------
                                                                              UNAUDITED
                                                                         --------------------------------------------
                                                                               JUNE 30,            December 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                             2001                  2000
---------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                  $      6.3            $      5.1
   Accounts receivable                                                             166.6                 150.3
   Inventories                                                                     163.7                 155.4
   Prepaid expenses and other assets                                                 7.5                   5.5
   Deferred tax asset                                                                8.6                   9.7
---------------------------------------------------------------------------------------------------------------------
   Total current assets                                                            352.7                 326.0

Property, plant and equipment                                                      613.6                 615.3
Less accumulated depreciation                                                     (264.8)               (255.6)
---------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                                348.8                 359.7

Goodwill and other purchased intangibles, net of accumulated
   amortization of $42.2 in 2001 and $36.1 in 2000                                 386.9                 391.7
Investments in affiliated companies and other assets                               134.8                 134.0
---------------------------------------------------------------------------------------------------------------------

Total assets                                                                 $   1,223.2            $  1,211.4
=====================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

  Notes payable and current maturities of capital lease obligations          $      18.9            $     22.1
  Accounts payable                                                                  75.5                  69.4
  Accrued liabilities                                                              104.0                 106.4
---------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                        198.4                 197.9

Long-term notes payable and capital lease obligations                              691.6                 627.1
Indebtedness to related parties                                                        -                  24.4
Other non-current liabilities                                                       47.1                  46.3
---------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                  937.1                 895.7

Stockholders' equity:
Preferred stock, no par value, 20.0 shares of stock authorized,
  no shares issued or outstanding in 2001 and 2000                                     -                     -
Common stock, $0.01 par value, 100.0 shares of stock authorized,
  shares issued and outstanding of 38.5 in 2001and 38.0 in 2000                      0.4                   0.4
Additional paid-in capital                                                         286.2                 280.7
Retained earnings                                                                   58.7                  65.8
Accumulated other comprehensive loss                                               (48.0)                (20.0)
---------------------------------------------------------------------------------------------------------------------
                                                                                   297.3                 326.9
Less - Treasury stock, at cost, 0.9 shares in 2001 and 2000                        (11.2)                (11.2)
---------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                         286.1                 315.7
---------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                   $   1,223.2            $  1,211.4
=====================================================================================================================


Total debt, net of cash                                                      $     704.2            $    668.5
=====================================================================================================================

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------
                                                                                             UNAUDITED
                                                               ---------------------------------------------------------
                                                                  QUARTER ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
(IN MILLIONS)                                                        2001        2000             2001         2000
------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income  (loss)                                             $   (12.6)   $   50.4         $    (7.1)   $   53.1
  Reconciliation to net cash provided by operating activities:
    Extraordinary loss on early retirement of debt                     0.7           -               0.7           -
    Depreciation and amortization                                     15.5        14.7              30.7        29.7
    Deferred income taxes                                              0.3        21.0              (3.3)       16.5
    Gain on sale of Bellingham business                                  -       (68.3)               -        (68.3)
    Business consolidation expenses                                    1.8           -               2.9         1.2
    Business consolidation payments                                   (2.4)       (2.9)             (3.8)       (4.9)
    Equity in earnings of affiliated companies                        (0.2)       (1.7)             (1.6)       (2.2)
    Working capital changes and other                                (20.1)       (2.9)            (32.1)      (20.9)
------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) operating activities               (17.0)       10.3             (13.6)        4.2
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                               (11.3)       (8.5)            (21.9)      (12.9)
  Proceeds from sale of Bellingham business                              -       113.3                 -       113.3
  Proceeds from sale of other assets                                     -         1.1                 -         1.1
  Payment for acquisition                                             (0.3)          -              (0.3)          -
  Investments in affiliated companies                                    -        (2.6)                         (6.0)
------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) investing activities               (11.6)      103.3             (22.2)       95.5
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CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayments) of credit facilities, net                     25.4      (109.3)             40.9       (82.8)
  Proceeds (repayments ) of long-term debt and capital lease
     obligations, net                                                  5.9        (1.6)             (2.2)       (9.5)
  Debt issuance costs                                                 (3.5)          -              (3.5)       (0.9)
  Activity under stock plans                                           0.6         0.2               0.7         0.3
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  Net cash provided by (used for) financing activities                28.4      (110.7)             35.9       (92.9)
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Effect of exchange rate changes on cash and cash equivalents          (0.7)       (0.7)              1.1           -
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Net increase (decrease) in cash and cash equivalents                  (0.9)        2.2               1.2         6.8
Cash and cash equivalents at beginning of period                       7.2         4.8               5.1         0.2
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Cash and cash equivalents at end of period                       $     6.3    $    7.0         $     6.3    $    7.0
========================================================================================================================

CASH PAID FOR:
  Interest                                                       $    13.2    $    7.3         $    37.4    $   32.7
  Taxes                                                                6.0         2.9               7.9         2.9
========================================================================================================================